EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Omnicom Group Inc.:

     We consent to the incorporation by reference in the registration statements (Registration Statement Nos. 333-84498, 333-33972, 333-37634, 333-41717, 333-70091, 333-74591, 333-74727, 333-74879, 333-84349, 333-90931, 333-108063, 333-115892, 333-146821, 333-159600) on Form S-8, (Registration Statement No. 333-47426) on Form S-4, and (Registration Statement Nos. 333-112840, 333-112841, 333-132625, 333-136434-02, 333-158092) on Form S-3 of Omnicom Group Inc. and subsidiaries of our report dated February 27, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the changes in accounting for noncontrolling interests, participating securities and convertible debt (Note 1), as to which the date is as of June 23, 2009, with respect to the consolidated balance sheets of Omnicom Group Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, equity, and cash flows for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule on page S-1 which report appears in this Current Report on Form 8-K, and our report dated February 27, 2009 with respect to the effectiveness of internal control over financial reporting as of December 31, 2008 which report appears in the December 31, 2008 Annual Report on Form 10-K of Omnicom Group Inc. and subsidiaries.

     As discussed in Note 9 to the consolidated financial statements, Omnicom Group Inc. and subsidiaries adopted Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)” on December 31, 2006.

     As discussed in Note 1 to the consolidated financial statements, Omnicom Group Inc. and subsidiaries adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51,” FASB Staff Position EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities,” and FASB Staff Position APB 14-1, “Accounting for Convertible Debt That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” as of January 1, 2009.

/s/ KPMG LLP

New York, New York
June 23, 2009